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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of IDT Corporation ("IDT") for the registration of 4,458,770 shares of common stock pertaining to i) the 1996 Stock Option and Incentive Plan, and ii) the Employee Stock Option Program, of our report dated September 30, 1996, with respect to the consolidated financial statements and schedule of IDT included in its Annual Report on Form 10-K for the year ended July 31, 1996, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP
                                                            ERNST & YOUNG LLP

New York, New York
January 10, 1997